                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Magna Entertainment Corp.

               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:
       (5)  Total fee paid:

[_]    Fee paid previously with  preliminary  materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

                           MAGNA ENTERTAINMENT CORP.





                                     2001
                           NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT








                             Friday, May 11, 2001
                                 at 2:00 p.m.

                                 -------------

                              The Design Exchange
                            Toronto-Dominion Centre
                              Ernst & Young Tower
                          234 Bay Street, 2/nd/ Floor
                               Toronto, Ontario




================================================================================

                           MAGNA ENTERTAINMENT CORP.

--------------------------------------------------------------------------------

Jim McAlpine
President and Chief Executive Officer
337 Magna Drive
Aurora, Ontario L4G 7K1


                                 April 5, 2001



Dear Fellow Stockholder:

               It is my pleasure to invite you to attend Magna Entertainment Corp.'s 2001 Annual Meeting of Stockholders--our first annual stockholders' meeting as a public company. This inaugural meeting of the owners of Magna Entertainment Corp. will be held on Friday, May 11, 2001, beginning at 2:00 p.m. local time, at the Design Exchange, Toronto-Dominion Centre, Ernst & Young Tower, 234 Bay Street, 2/nd/ Floor, Toronto, Ontario. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

               At the meeting, I will report to you on MEC's performance during 2000 and our vision for the future. I welcome this opportunity to have a discussion with MEC's stockholders and look forward to your comments and questions.

               Regardless of the number of shares you hold, it is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete, sign, date and return your proxy form as soon as possible. Signing your proxy form before the meeting will not prevent you from voting your shares in person if you are present at the meeting.

               I look forward to seeing you on May 11, 2001.

                                          Sincerely,

                                          /s/ Jim McAlpine

                                          Jim McAlpine
                                          President and Chief Executive Officer

                           NOTICE OF ANNUAL MEETING



                  The Annual Meeting of Stockholders of Magna Entertainment Corp. will be held on Friday, May 11, 2001, beginning at 2:00 p.m. local time, at the Design Exchange, Toronto-Dominion Centre, Ernst & Young Tower, 234 Bay Street, 2/nd/ Floor, Toronto, Ontario, to consider and take action upon the following matters described in the accompanying Proxy Statement:

                  (1)   the election of thirteen directors for the ensuing year;

                  (2) the ratification of the Board of Directors' appointment of Ernst & Young LLP, certified public accountants, as MEC's auditors for the year ending December 31, 2001; and

                  (3) such other matters as may properly come before the meeting.

                  The Board of Directors has determined that owners of record of MEC's Class A Subordinate Voting Stock and Class B Stock and MEC Holdings (Canada) Inc.'s Exchangeable Shares at the close of business on March 26, 2001 are entitled to notice of and to vote at the meeting, and at any adjournment thereof.



                                  By Order of the Board of Directors

                                  /s/ Gary M. Cohn

                                  Gary M. Cohn
                                  Vice-President, Special Projects and Secretary





Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario
L4G 7K1
April 5, 2001



                            YOUR VOTE IS IMPORTANT

                  To vote your shares, please complete, sign and date the enclosed proxy form, and return it in the enclosed postage-paid envelope. You may vote in person at the meeting even if you send in your proxy.

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
GENERAL INFORMATION                                                             1

ITEM A - ELECTION OF DIRECTORS (Item A on the Proxy Form)                       2

      Nominees                                                                  2

      Vote Required                                                             3

MANAGEMENT                                                                      4

      Executive Officers and Directors                                          4

SECURITY OWNERSHIP                                                              7

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD                              9

      Executive Committee                                                       9

      Corporate Governance, Human Resources and Compensation Committee          9

      Audit Committee                                                           9

      Directors' Compensation                                                  10

      Compensation Committee Interlocks and Insider Participation              10

      Certain Relationships and Related Transactions                           10

EXECUTIVE COMPENSATION                                                         12

      Summary Compensation Table                                               13

      Option Grants in Last Fiscal Year                                        14

      Fiscal Year End Option Values                                            15

      Employment Agreements and Termination of Employment Agreements           15

      Long-Term Incentive Plan                                                 16

      Section 16(a) Beneficial Ownership Reporting Compliance                  18

      Comparative Stock Performance Graph                                      18

CORPORATE GOVERNANCE, HUMAN RESOURCES AND
      COMPENSATION COMMITTEE REPORT                                            18

                                                                              Page
                                                                              ----
AUDIT COMMITTEE REPORT                                                         20

ITEM B - RATIFICATION OF APPOINTMENT OF AUDITORS (Item B on the Proxy Form)    21

      Fees billed to MEC by Ernst & Young LLP during Fiscal 2000               21

      Ratification of Appointment of Ernst & Young LLP as Auditors             21

      Vote Required                                                            22

ADDITIONAL INFORMATION                                                         22

      Other Action at the Meeting                                              22

      Cost of Solicitation                                                     22

      Stockholder Proposals for 2002 Annual Meeting                            22

      2000 Annual Report on Form 10-K                                          22

EXHIBIT A - AUDIT COMMITTEE CHARTER                                           A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

          This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Magna Entertainment Corp. ("MEC" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 11, 2001, and at any adjournment thereof. The solicitation of proxies provides all stockholders who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they attend the meeting in person. This Proxy Statement and the related proxy form are first being mailed to MEC's stockholders on or about April 6, 2001.

            Holders of Class A Subordinate Voting Stock and Class B Stock

          Owners of record of MEC's Class A Subordinate Voting Stock and Class B Stock at the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting. Such owners of the Class A Subordinate Voting Stock are entitled to one vote for each share held, and such owners of the Class B Stock are entitled to 20 votes for each share held.

          If you wish to give your proxy to someone other than the three persons named as proxies on the enclosed form you must strike out all three names appearing on the enclosed proxy form and insert the name of another person or persons (not more than three). The signed proxy form must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting.

          As of March 26, 2001, MEC had authorized 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01 per share, of which 14,243,045 were issued and outstanding, and 90,000,000 shares of Class B Stock, par value $0.01 per share, of which 58,466,056 were issued and outstanding. The owners of a majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

          The shares represented by a properly signed and returned proxy form will be voted as specified by the stockholder on such form. If a proxy form is signed and returned but no specification is made, the shares will be voted "FOR" the election of all nominees for director (Item A) and "FOR" the ratification of the appointment of Ernst & Young LLP as MEC's independent auditors (Item B). A proxy may be revoked by a stockholder at any time before it is voted by providing notice of such revocation in writing to the Corporate Secretary's Office (at MEC's address set forth in the Notice of Meeting accompanying this Proxy Statement), by submission of another proxy properly signed by such stockholder and bearing a later date, or by voting in person at the Annual Meeting.

          Abstentions are not counted as votes "FOR" or "AGAINST" a proposal, but are counted in determining a quorum.

          It is the policy of MEC that any proxy, ballot or other voting material that identifies the particular vote of a stockholder will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. Such documents are available for examination only by the inspectors of election and certain persons associated with processing proxy forms and tabulating the vote, although MEC may be informed whether or not a particular stockholder has voted and will have access to each proxy, ballot or other voting material.

                        Holders of Exchangeable Shares

          Owners of record of MEC Holdings (Canada) Inc.'s Exchangeable Shares at the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting. Such owners of the Exchangeable Shares are entitled to one vote for each share held.

          The Exchangeable Shares are exchangeable at any time at the option of the holder, on a one-for-one basis, for shares of MEC's Class A Subordinate Voting Stock. Holders of the Exchangeable Shares are able to exercise essentially the same voting rights with respect to MEC as they would have if they exchanged their Exchangeable Shares for shares of MEC's Class A Subordinate Voting Stock. Pursuant to the Voting and Exchange Agreement between MEC and Magna International Inc. ("Magna International"), each holder of an Exchangeable Share, other than MEC and its subsidiaries, on the record date will be entitled to instruct Magna International, and Magna International has agreed, to exercise one of the votes attached to a share of MEC's Class A Subordinate Voting Stock or Class B Stock for each Exchangeable Share held by that holder. If Magna International does not receive voting instructions covering all the outstanding Exchangeable Shares, it will refrain from exercising a number of voting rights attaching to MEC's shares that it holds that is equal to the number of Exchangeable Shares for which no voting instructions were received.

          As of March 26, 2001, 7,736,420 Exchangeable Shares were issued and outstanding and not exercised. If a holder of Exchangeable Shares wishes to vote directly at the Annual Meeting and give voting instructions to Magna International, such holder must properly sign and return the enclosed proxy form. The proxy forms will be treated as described above under "Holders of Class A Subordinate Voting Stock and Class B Stock."

                         ITEM A--ELECTION OF DIRECTORS
                          (Item A on the Proxy Form)

          MEC's Restated Certificate of Incorporation provides that, unless otherwise approved by ordinary resolution by the holders of the Class A Subordinate Voting Stock and the holders of the Class B Stock, each voting separately as a class, (i) a majority of the directors of MEC shall be individuals who are not officers or employees of MEC or persons related to such officers or employees and (ii) at least two of the directors of MEC shall be individuals who are not officers or employees of MEC or its affiliates, including Magna International, or directors of any of MEC's affiliates, including Magna International, or persons related to such officers, employees or directors. MEC's bylaws provide that the number of directors of MEC shall be not less than one and not more than fifteen, and that the number of directors and the number of directors to be elected at the Annual Meeting each shall be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed thirteen as the number of directors of the Company. Each director elected at the Annual Meeting will serve for a term expiring at the 2002 Annual Meeting of Stockholders, expected to be held in May 2002, or until his or her successor has been duly elected and qualified or his or her earlier resignation or removal.

     Nominees

          Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting. Certain information regarding each nominee is set forth below under "Management--Executive Officers and Directors," including age (as of January 1, 2001) and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of MEC.

          Each nominee for director has consented to being named in this Proxy Statement and to serve if elected. It is the intention of the persons named in the enclosed proxy to vote for the election of the nominees listed on the following pages unless otherwise instructed on the proxy form. If you do not wish your shares to be voted for particular nominees, please strike out the names of the exceptions in Item A on the proxy form.

          If at the time of the meeting one or more of the nominees is no longer available or able to serve, shares represented by the proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors or, if none, the size of the Board will be reduced. The Board of Directors knows of no reason why any of the nominees would be unavailable or unable to serve.

     Vote Required

          The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for the election of each nominee for director.

          Magna International, as the holder of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares (other than those with respect to which it is otherwise obligated under the Voting and Exchange Agreement as described under "General Information - Holders of Exchangeable Shares") "FOR" the election of each nominee for director.

          The Board of Directors recommends that the stockholders vote "FOR" the election of each nominee for director.

                                  MANAGEMENT

     Executive Officers and Directors

          The executive officers and directors of Magna Entertainment Corp. are as follows:

Name                                       Age                                Position
--------------------------------------    -----     --------------------------------------------------------------------
Frank Stronach (1)(3)(5)                   68       Chairman of the Company and Director (since 1999)

Jerry D. Campbell                          60       Vice-Chairman of the Company and Director (since 2000)

James Nicol (1)(2)(3)                      46       Vice-Chairman of the Company and Director (since 1999)

Jim McAlpine (3)                           54       President and Chief Executive Officer of the Company and
                                                    Director (since 2001)

Donald Amos                                56       Executive Vice-President and Chief Operating Officer of the
                                                    Company

Graham J. Orr                              54       Executive Vice-President and Chief Financial Officer of the
                                                    Company

Gary M. Cohn                               40       Vice-President, Special Projects and Secretary of the Company

Frank DeMarco, Jr.                         75       Vice-President, Regulatory Affairs of the Company

Andrew Stronach (5)                        32       Vice-President, Corporate Development of the Company and
                                                    Director (since 2000)

Douglas R. Tatters                         40       Vice-President and Controller of the Company

William G. Davis (1)(2)(3)                 71       Director (since 2000)

Peter M. George (4)                        57       Director (since 2000)

Joseph W. Harper                           58       Director (since 2000)

J. Terrence Lanni (3)(4)                   58       Director (since 2000)

Edward C. Lumley (1)(4)                    61       Director (since 2000)

Gino Roncelli (2)                          66       Director (since 2000)

Ronald J. Volkman                          63       Director (since 2000)

John C. York II                            52       Director (since 2000)

(1)  Are currently directors of Magna International

(2)  Member of Corporate Governance, Human Resources and Compensation Committee

(3)  Member of Executive Committee

(4)  Member of Audit Committee

(5)  Mr. Andrew Stronach is the son of Mr. Frank Stronach.

          Frank Stronach serves as Chairman of MEC. Mr. Stronach has been a director since November 1999. Since 1971, Mr. Stronach has been the Chairman of Magna International, which he founded over 40 years ago. Mr. Stronach is actively involved in racing and breeding thoroughbred horses in New York, Kentucky, California, Florida and elsewhere.

          Jerry D. Campbell serves as Vice-Chairman of MEC. Mr. Campbell has been a director since March 2000 and was President and Chief Executive Officer of MEC from March 2000 to August 2000. Prior to joining MEC, Mr. Campbell served as Chairman of the Board and Chief Executive Officer of Republic Bancorp Inc. from its establishment in April 1986 to December 1999, and he still serves as its Chairman of the Board.

          James Nicol serves as Vice-Chairman of MEC. Mr. Nicol has been a director since March 1999. Since February 2001, Mr. Nicol has served as President and Chief Operating Officer of Magna International. From May 1998 to February 2001, he was Vice-Chairman of Magna International. Prior to joining Magna International, Mr. Nicol served for four years as Chairman and Chief Executive Officer of TRIAM Automotive Inc., a publicly traded automotive parts manufacturer. Mr. Nicol is also a director of Decoma International Inc.

          Jim McAlpine serves as President and Chief Executive Officer of MEC. Mr. McAlpine has been a director since February 2001. Prior to joining MEC, Mr. McAlpine was the President of McAlpine Ford Lincoln Sales Ltd., an automobile dealership in Aurora, Ontario that he established in 1990. From 1984 to 1989, Mr. McAlpine was Chief Financial Officer of Magna International and he also served as Vice-Chairman of Magna International from April 1988 to October 1989.

          Donald Amos serves as Executive Vice-President and Chief Operating Officer of MEC. Mr. Amos has extensive experience breeding and racing thoroughbred horses and is responsible for all racing operations of MEC. Prior to joining MEC, Mr. Amos served in various capacities with Magna International and one of its subsidiaries since 1984, and most recently, held the position of Executive Vice-President, Administration and Human Resources of Magna International from October 1994 to May 2000.

          Graham J. Orr serves as Executive Vice-President and Chief Financial Officer of MEC. Prior to joining MEC, Mr. Orr has held various executive positions with Magna International and one of its subsidiaries since 1987. Most recently, he served as Executive Vice-President, Corporate Development of Magna International, where he directed the corporate development, treasury/insurance, capital markets and investor relations functions from October 1994 to October 2000.

          Gary M. Cohn serves as Vice-President, Special Projects and Secretary of MEC. From September 1996 to November 2000, Mr. Cohn was Vice-President and General Counsel of various subsidiaries of Magna International. Prior to that time he was a partner in the Canadian law firm of Heenan Blaikie.

          Frank DeMarco, Jr. serves as Vice-President, Regulatory Affairs of MEC and Executive Director, Secretary and General Counsel of the Los Angeles Turf Club, Inc., which is an indirect wholly-owned subsidiary of MEC. Mr. DeMarco has been a practicing attorney in Los Angeles

County since 1951 and has been the Executive Director, General Counsel and Secretary of Los Angeles Turf Club, Inc. since April 1998.

          Andrew Stronach serves as Vice-President, Corporate Development of MEC. Mr. Stronach has been a director since March 2000. Prior to joining MEC, Mr. Stronach served as President of Adena Springs Farm and Stronach Stables since 1998 and has held various senior administrative positions with both of these companies since 1995.

          Douglas R. Tatters serves as Vice-President and Controller of MEC. Prior to joining MEC in March 2001, Mr. Tatters worked as a consultant with Decoma International Inc., a subsidiary of Magna International, for approximately six months. From September 1998 to June 2000, he served as Vice-President, Operations and Finance of Mumby & Associates Ltd., a large manufacturer and distributor of paint sundry products. Immediately prior to that, he was the controller of Magna International from February 1996 to September 1998.

          William G. Davis has been a director since March 2000. Mr. Davis has served as counsel to Torys, a Canadian and U.S.-based law firm, since 1985. Mr. Davis is the former Premier of the Province of Ontario (1971 to 1985). Mr. Davis is also a director of Magna International and First American Financial Corporation.

          Peter M. George has been a director since March 2000. Mr. George is currently an independent director and consultant. Prior to his retirement in August 2000, Mr. George served as the Vice Chairman and Chief Executive Officer of Hilton Group plc (formerly Ladbroke Group plc), a British publicly-traded company. Mr. George is also a director of Hilton Hotels Corporation, US Airways and Book4Golf.com.

          Joseph W. Harper has been a director since March 2000. Mr. Harper has served as President and General Manager of Del Mar Thoroughbred Club, which operates the Del Mar racetrack in California, since 1977.

          J. Terrence Lanni has been a director since March 2000. Mr. Lanni is currently the Chairman of the Board and Chief Executive Officer of MGM MIRAGE, an entertainment, hotel and gaming company. He served as Chief Executive Officer of MGM Grand Inc. from June 1995 to December 1999 and was President and Chief Operating Officer of Caesars World, Inc. from April 1991 to February 1995.

          Edward C. Lumley has been a director since March 2000. Mr. Lumley has served as the Vice-Chairman of BMO Nesbitt Burns (and its predecessor company, Burns Fry Limited), a full-service investment bank, since 1991. Mr. Lumley is also a director of Air Canada, Canadian National, C-MAC Industries Inc., Dollar Thrifty Automotive Group Inc. and Magna International.

          Gino Roncelli has been a director since March 2000. Mr. Roncelli has served as the Chief Executive Officer of Roncelli Plastics Inc., a non-metallic machining company, since 1969.

          Ronald J. Volkman has been a director since March 2000. Mr. Volkman has served as the Chairman of the Board and President of ATX, Inc., a real estate development corporation, since 1970.

          John C. York II has been a director since March 2000. Mr. York currently serves as President and Director of the DeBartolo Corporation and has served as President and Director of Louisiana Downs, Inc. since 1996.

                              SECURITY OWNERSHIP

          The following tables set forth certain information as of February 16, 2001 with respect to beneficial ownership of MEC by (a) any entity or person known by MEC to be the beneficial owner of more than five percent of the outstanding shares of MEC's Class A Subordinate Voting Stock and Class B Stock and (b) each director (which includes all nominees for director) and Named Executive Officer listed below in the Summary Compensation Table and all executive officers and directors of MEC as a group.

          To MEC's knowledge, except as indicated in the footnotes to these tables or pursuant to applicable community property laws, the persons named in the following tables have sole voting and investment power with respect to the shares of MEC's Class A Subordinate Voting Stock and Class B Stock indicated.

(a) Security Ownership of Beneficial Owners of More than 5% of the Company's Voting Securities

                                                                                Amount and
                                                                                Nature of
                                               Name and Address of              Beneficial       Percentage of
          Class of Securities                    Beneficial Owner               Ownership            Class
          -------------------                    ---------------                ---------            -----
Class B Stock                               Magna International Inc. (1)(2)     58,466,056           100%
                                            337 Magna Drive
                                            Aurora, Ontario L4G 7K1

Class A Subordinate Voting Stock            Ladbroke Racing Corporation          1,012,195(3)        7.1%
                                            1311 East 19th Street
                                            Cheyenne, Wyoming 82001

Class A Subordinate Voting Stock            Zweig-DiMenna Select L.P.              725,000(4)        5.1%
                                            900 Third Avenue
                                            New York, New York 10022

(1) Magna International directly owns 53,253,064 or 91.1% of these shares of MEC's Class B Stock and also owns 4,362,328 Exchangeable Shares, which are exchangeable into an equal number of shares of MEC's Class A Subordinate Voting Stock. The remaining shares of Class B Stock are owned through direct or indirect wholly owned subsidiaries of Magna International. Magna International is entitled to vote approximately 99% of the votes attaching to MEC's voting securities.

(2) The Stronach Trust beneficially owns approximately 66% of the Class B Shares of Magna International, which shares represent over 50% of the votes attaching to the voting securities of Magna International. Mr. Frank Stronach, the Chairman of MEC, Mr. Andrew Stronach, an officer and director of MEC, and two other members of their family are the trustees of the Stronach Trust and two of the members of the class of potential beneficiaries of the Stronach Trust.

(3) Represents approximately 0.1% of the votes attaching to MEC's voting securities.

(4) Represents approximately 0.1% of the votes attaching to MEC's voting securities.

(b) Security Ownership of Directors and Executive Officers

                                  Class A
                                Subordinate           Percentage of          Exchangeable      Percentage of
 Name of Beneficial Owner       Voting Stock              Class                 Shares             Class
 ------------------------       ------------              -----                 ------             -----
Frank Stronach (1)(2)(3)            679,800               4.8%                4,677,593            60.1%
Jerry D. Campbell (4)               238,413               1.7%                   Nil                Nil
James Nicol                           Nil                  Nil                    2,214             (5)
Jim McAlpine                          Nil                  Nil                   Nil                Nil
Donald Amos                         100,000                (5)                      482             (5)
Graham J. Orr                        50,000                (5)                    1,020             (5)
Gary M. Cohn                          4,000                (5)                       80             (5)
Frank DeMarco, Jr.                    Nil                  Nil                   Nil                Nil
Andrew Stronach (1)(3)                1,000                (5)                       70             (5)
William G. Davis                      Nil                  Nil                       47             (5)
Peter M. George                       Nil                  Nil                   Nil                Nil
Joseph W. Harper                      Nil                  Nil                   Nil                Nil
J. Terrence Lanni                     Nil                  Nil                   Nil                Nil
Edward C. Lumley                     10,000                (5)                      247             (5)
Gino Roncelli (6)                    97,000                (5)                   Nil                Nil
Ronald J. Volkman                     8,450                (5)                   Nil                Nil
John C. York II (7)                   Nil                  Nil                   Nil                Nil

All executive officers and        1,188,663               8.4%                4,681,673            60.2%
directors as a group (18
persons)

(1) An associate of Mr. Frank Stronach and Mr. Andrew Stronach, the Stronach Trust, beneficially owns approximately 66% of the Class B Shares of Magna International, which shares represent over 50% of the votes attaching to the voting securities of Magna International as of February 16, 2001. Magna International directly and indirectly owns shares entitling it to vote approximately 99% of the votes attaching to MEC's voting securities.

(2) These 679,800 shares of Class A Subordinate Voting Stock are indirectly owned by The Edelweiss Trust, an associate of Mr. Frank Stronach. The Magna Deferred Profit Sharing Plan (Canada) and the Employees Deferred Profit Sharing Plan (U.S.) of Magna International, both of which are associates of Mr. Frank Stronach, also own 440,910 and 206,428 shares of Class A Subordinate Voting Stock, respectively. These figures exclude the shares of Class A Subordinate Voting Stock issuable on conversion by Magna International of its directly and indirectly owned Class B Stock of MEC. Taking into account the shares of MEC held by the deferred profit sharing plans of Magna International named above, Mr. Frank Stronach and these associates control approximately 9.3% of the Class A Subordinate Voting Stock of MEC.

(3) 144,965 Exchangeable Shares are owned by the Stronach Trust, an associate of Mr. Frank Stronach and Mr. Andrew Stronach. In addition, 170,300 Exchangeable Shares are owned by The Edelweiss Trust, an associate of Mr. Frank Stronach. A further 4,362,328 Exchangeable Shares are owned by Magna International, which is in turn controlled by the Stronach Trust.

(4) Of these holdings, 218,170 shares of Class A Subordinate Voting Stock are owned directly, 11,225 are owned jointly by Mr. Campbell and his wife, 4,009 are owned by Mr. Campbell's wife, and 5,009 are owned indirectly through two wholly-owned corporations, Post It Stables, Inc. and Volan Corp.

(5) These shares represent less than 1% of the class.

(6) Of these holdings, 67,000 shares of Class A Subordinate Voting Stock are owned indirectly through Roncelli Plastics Inc. and 30,000 shares of Class A Subordinate Voting Stock are owned by the Roncelli Family Trust, both of which are associates of Mr. Roncelli.

(7) Mr. York's wife indirectly owns 650,695 shares of Class A Subordinate Voting Stock through her control of and ownership interest in the DeBartolo Corporation. Mr. York disclaims beneficial ownership of these shares.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

          The business of MEC is managed under the direction of the Board of Directors. The Board of Directors held eight meetings during fiscal year 2000. All directors attended at least 75% of the meetings of the Board and Committees of which they were members during fiscal year 2000, except for Mr. York, who attended three of eight meetings of the Board, and Mr. Lanni, who attended five of eight meetings of the Board and three of five meetings of the Audit Committee.

          Because of the number of matters requiring Board consideration, to make the most effective use of individual Board members' capabilities, and to comply with the National Association of Securities Dealers ("NASD") listing standards, the Board of Directors has established three committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during 2000 are described below.

     Executive Committee

          The Executive Committee, which was established by the Board of Directors on September 19, 2000, is composed of Frank Stronach, James Nicol, Jim McAlpine, William G. Davis and J. Terrence Lanni. Mr. McAlpine was appointed to this Committee effective March 26, 2001 to fill the vacancy created by Mark Feldman's resignation from the Board. The Executive Committee meets on an "as needed" basis between meetings of the full Board of Directors. It is empowered to exercise the power of the Board of Directors in managing the business affairs and property of MEC, subject to limitations imposed by law and the Board. The Executive Committee is not empowered to approve an acquisition, a capital expenditure or a financial commitment that exceeds an amount greater than 10 per cent of the book value of MEC's shareholders' equity. The Executive Committee did not meet during fiscal year 2000.

     Corporate Governance, Human Resources and Compensation Committee

          The Corporate Governance, Human Resources and Compensation Committee is composed of William G. Davis, James Nicol and Gino Roncelli. Mr. Roncelli replaced Ronald J. Volkman on this Committee effective February 19, 2001. Mr. Davis and Mr. Roncelli are independent directors of MEC (i.e., directors who do not receive compensation as an officer or employee of MEC or any of its affiliates). The Corporate Governance, Human Resources and Compensation Committee administers MEC's Long-Term Incentive Plan. It also reviews and makes recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites of MEC's Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and certain other senior management employees, and MEC's policies regarding management benefits and perquisites. This Committee is also generally responsible for developing MEC's approach to corporate governance issues, including MEC's relationship with Magna International, and assessing the effectiveness of the system of corporate governance employed by the Company as a whole. The Corporate Governance, Human Resources and Compensation Committee held four meetings during fiscal year 2000.

     Audit Committee

          The Audit Committee, composed of Peter M. George, J. Terrence Lanni and Edward C. Lumley, is entirely independent of MEC and Magna International. The Audit Committee operates in accordance with a charter (attached as Exhibit
A) under which it makes recommendations to the Board regarding the selection and employment of MEC's independent accountants and, working with MEC's internal and external auditors, reviews the results and scope of audit and other services provided by MEC's independent accountants and evaluates audit control functions. MEC's independent auditors meet alone with the Audit Committee and have unrestricted access to the Audit Committee. The Audit Committee held five meetings during fiscal year 2000.

     Directors' Compensation

          Directors who are not officers or employees of MEC or any of its affiliates are currently paid an annual retainer of $30,000 (one-half in cash and one-half in stock) and a meeting fee of $1,000 for attendance at each meeting of the Board. Such directors are also currently paid an annual committee retainer of $4,000 (Committee Chairmen also receive an $8,000 annual retainer) and a meeting fee of $1,000 for attendance at meetings of each Committee of the Board on which they serve. Compensation for Board and Committee work and travel days ($1,500 per day) and for the execution of written resolutions ($250) is also provided to directors who are not officers or employees. In addition, each director receives certain stock options as set forth below under "EXECUTIVE COMPENSATION - Long-Term Incentive Plan - Nonqualified Stock Options."

     Compensation Committee Interlocks and Insider Participation

          The members of the Corporate Governance, Human Resources and Compensation Committee for the prior fiscal year were William G. Davis, James Nicol and Ronald J. Volkman. Mr. Davis is also a director of Magna International. Mr. Nicol serves as Vice-Chairman of MEC and is currently the President, Chief Operating Officer and a director of Magna International. During fiscal year 2000, Mr. Nicol served as Vice-Chairman of Magna International. Neither Mr. Davis nor Mr. Volkman is or has been an officer or employee of MEC or any of its subsidiaries. In addition, there are no compensation committee interlocks between MEC and other entities involving MEC's executive officers and board members who serve as executive officers of such entities.

     Certain Relationships and Related Transactions

Relationship with Magna International

          Magna International was incorporated under the laws of Ontario, Canada. The Class A Subordinate Voting Shares of Magna International are listed for trading on the New York Stock Exchange and The Toronto Stock Exchange ("TSE"). Magna International's Class B Shares are listed on the TSE. Magna International is currently the sole stockholder of MEC's Class B Stock, which means that Magna International will be entitled to exercise approximately 99% of the total votes attached to all MEC's outstanding stock. Magna International is therefore able to elect all the directors of MEC and to continue to control MEC.

          MEC's Corporate Constitution requires that a minimum of two directors be individuals who are not MEC officers or employees, officers or employees of any of MEC's affiliates including Magna International, directors of any of MEC's affiliates including Magna International, or persons related to any such officers, employees or directors. The Corporate Constitution also requires that a majority of MEC's directors be individuals who are not MEC officers or employees or individuals related to these persons.

         Magna International has made a commitment to its shareholders that it will not, during the period ending May 31, 2006, without the prior consent of the holders of a majority of Magna International's Class A Subordinate Voting
Shares: (i) make any further debt or equity investment in, or otherwise give financial assistance to, MEC or any of MEC's subsidiaries; or (ii) invest in any non-automotive-related businesses or assets other than through its investment in MEC. Magna International's commitment is contained in a Forbearance Agreement dated as of February 8, 2000 between MEC and

Magna International and in which Magna International's shareholders are express third party beneficiaries.

          Magna International has also stated to its shareholders that it intends to convert some shares of MEC's Class B Stock to shares of MEC's Class A Subordinate Voting Stock and dispose of additional shares of MEC's Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position. This may occur through a combination of: (i) secondary sales by Magna International of MEC stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by MEC in connection with capital market transactions, acquisitions and/or other investments by business partners. MEC has been advised by Magna International that it currently intends to retain control over MEC even though it may only hold a minority equity interest in MEC.

Control of MEC

          Magna International is able to elect all MEC's directors and controls MEC. Therefore, Magna International is able to cause MEC to effect certain corporate transactions without the consent of MEC's minority stockholders, subject to applicable law and the fiduciary duties of MEC's directors and officers. In addition, Magna International is able to cause or prevent a change in control of MEC. The Stronach Trust controls Magna International through the right to direct the votes attaching to Class B Shares of Magna International, which carry a majority of the votes attaching to the outstanding voting shares of Magna International. Mr. Frank Stronach, the Chairman and founder of MEC, a director and Chairman of the Board of Directors of Magna International, together with Mr. Andrew Stronach, a director and officer of MEC, and two other members of their family, are the trustees of the Stronach Trust. Mr. Frank Stronach and Mr. Andrew Stronach are also two of the members of the class of potential beneficiaries of the Stronach Trust.

Purchase of Land in Aurora, Ontario

          In October 2000, MEC purchased from The Alpen House Limited, a company associated with members of the family of Mr. Frank Stronach, the Chairman of MEC and the Chairman of the Board of Magna International, and Mr. Andrew Stronach, the Vice-President, Corporate Development and a director of MEC, approximately 200 acres of land and improvements in Aurora, Ontario (the "Purchased Land") for a purchase price of approximately $11.0 million. The Purchased Land is adjacent to land currently owned by Magna International and other land which is subject to a conditional sale agreement providing for its sale by Magna International to MEC. The purchase agreement for the Purchased Land was originally entered into by a wholly-owned subsidiary of Magna International during the five-month period ended December 31, 1998. The purchase was completed in October 2000 after the satisfaction of certain conditions, including the registration of a subdivision plan following the approval of the relevant governmental authorities. The rights to acquire this land and improvements, as well as golf course construction in progress funded by Magna International, were transferred to MEC as part of the reorganization of MEC's corporate structure which was completed by Magna International on November 5, 1999 (the "Reorganization").

Transactions with Magna International

          Pursuant to a conditional sale agreement, Magna International transferred land in Aurora, Ontario to MEC with a value of $18.2 million, which represents the book value of the land. The conditional sale agreement is subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna International retains ownership of this Aurora property, Magna International must return $18.2 million to MEC with interest. Prior to completion of the conditional sale, the property is being leased by MEC from Magna International for a nominal amount.

         Pursuant to two conditional sale agreements, Magna International transferred to MEC vacant land with a value of $4.2 million, which represents the book value of the land. The conditional sale agreements are subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna International retains ownership of the properties, Magna International must return $4.2 million to MEC with interest. Prior to completion of the conditional sale, the properties are being leased by MEC from Magna International for a nominal amount.

         MEC granted a limited term option to Magna International to reacquire a real estate property in Austria for a fixed price equal to its book value of 50 million Austrian Schillings (approximately $3.7 million). This option was exercised by Magna International in May 2000.

         MEC sold approximately three acres of land in Aurora, Ontario to The Alpen House Limited in October 2000 for a sale price of approximately $0.2 million.

         During the year ended December 31, 2000, MEC sold approximately 24.5 acres of land in Vaughan, Ontario to Magna International for a sale price of approximately $5.8 million, resulting in a gain on sale for MEC of approximately $1.4 million.

         As a result of the Reorganization, MEC acquired shares in a subsidiary which has been named as a defendant in four class actions brought in United States District Courts by various plaintiffs. An Austrian subsidiary of Magna International has agreed to indemnify this subsidiary for any damages or expenses associated with these cases. Three of these cases have now been dismissed with prejudice.

         A subsidiary of Magna International has agreed to indemnify MEC in respect of environmental remediation costs and expenses relating to existing conditions in some of MEC's Austrian real estate properties.

Access Fee and Rights of First Refusal

         Pursuant to an access agreement which is effective as of March 1, 1999, Magna International is currently paying MEC an annual fee of $2.7 million to access the Fontana Sports golf course and related recreational facilities for Magna International-sponsored corporate and charitable events as well as for business development purposes. During the year ended December 31, 2000, Magna International paid MEC $2.7 million in access fees. The access fee relating to Fontana Sports is payable until March 1, 2004. Both the Fontana Sports golf course and the Magna Golf Club in Aurora, Ontario are subject to rights of first refusal in favor of Magna International.

         For more detail about MEC's relationship with Magna International and related transactions, please see "Certain Relationships and Related Transactions" in MEC's Registration Statement on Form S-1 (No. 333-94791), as amended, which section is incorporated herein by reference.

                             EXECUTIVE COMPENSATION

         The following tables and narratives discuss the compensation paid in fiscal year 2000 to those who served as MEC's Chief Executive Officer during the year, to the four other most highly compensated executive officers and to two former employees who qualify for inclusion in these tables on the basis of their annual compensation (collectively, the "Named Executive Officers").

         The Summary Compensation Table below summarizes the compensation received by the Named Executive Officers since the special stock dividend which transformed MEC into a public company was distributed by Magna International on March 10, 2000.



                                                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL                                  LONG TERM
                                               COMPENSATION                             COMPENSATION
                                    -----------------------------------    -------------------------------------------
                                                              OTHER
                                                              ANNUAL         RESTRICTED      SECURITIES                  ALL OTHER
NAME &                                SALARY      BONUS       COMPEN-          STOCK         UNDERLYING        LTIP      COMPENSA-
PRINCIPAL                                                   SATION (1)         AWARDS          OPTIONS        PAYOUT       TION
POSITION                     YEAR       ($)        ($)          ($)              ($)             (#)            ($)         ($)
------------------------    ------  ---------   ---------  ------------    -------------     -------------   ---------  -----------
Frank Stronach               2000        -           -            -              -              1,000,000        -            -
Chairman

Mark Feldman/(2)/            2000     181,730      50,000         -              -                500,000        -        1,050,000
(Former) President and
Chief Executive Officer

Jerry D. Campbell/(3)/       2000     190,385        -         121,590           -              1,000,000        -            5,440
(Former) President and
Chief Executive Officer

Donald Amos/(4)/             2000     131,250     131,250         -              -                300,000        -            -
Executive Vice-President
and Chief Operating
Officer

Graham J. Orr/(5)/           2000      20,000     272,927         -              -                300,000        -            -
Executive Vice-President
and Chief Financial
Officer

David  Mitchell/(6)/         2000     248,075     112,500         -              -                100,000        -          400,000
(Former) Executive
Vice-President and Chief
Financial Officer

Lonny Powell/(7)/            2000     192,300        -          62,500           -                 25,000        -          100,000
(Former) Executive
Vice-President,
Operations

Gary M. Cohn/(8)/            2000      25,000      12,500         -              -                 75,000        -            -
Vice-President, Special
Projects and Secretary

Frank DeMarco, Jr.           2000     175,000      10,000         -              -                   -           -            -
Vice-President,
Regulatory Affairs

          (1) The aggregate amount of perquisites and other personal benefits, securities or property does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any of the Named Executive Officers.

          (2) Mr. Feldman became an Executive Officer on August 7, 2000 and resigned as President and Chief Executive Officer on December 10, 2000. The amount shown as "All Other Compensation" consists of a $150,000 signing bonus and $900,000 in severance payments, $300,000 of which is payable in shares of Class A Subordinate Voting Stock. Mr. Feldman has also entered into a short-term consulting agreement with MEC, effective January 1, 2001.

          (3) Mr. Campbell became an Executive Officer on January 1, 2000 and resigned as President and Chief Executive Officer effective August 7, 2000. The amount shown as "Other Annual Compensation" consists of consulting fees paid for the period from August 8 to December 31, 2000. The amount shown as "All Other Compensation" consists of directors' fees paid to Mr. Campbell for his service on the Board after the date of his resignation as an officer and employee.

          (4)    Mr. Amos became an Executive Officer on August 3, 2000.

          (5) Mr. Orr became an Executive Officer on October 1, 2000. His compensation for the last three months of fiscal 2000 was paid by an affiliate of MEC.

          (6) Mr. Mitchell became an Executive Officer on January 1, 2000 and resigned as Executive Vice-President and Chief Financial Officer on November 6, 2000. The amount shown as "All Other Compensation" consists of a $100,000 signing bonus and $300,000 in severance payments.

          (7) Mr. Powell resigned effective October 6, 2000. The amount shown as "Other Annual Compensation" consists of consulting fees paid for the period from October 7 to December 31, 2000. The amount shown as "All Other Compensation" consists of a severance payment.

          (8)    Mr. Cohn became an Executive Officer on November 13, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                          NUMBER OF          % OF TOTAL
                          SECURITIES          OPTIONS
                          UNDERLYING         GRANTED TO           EXERCISE                                  GRANT
                            OPTIONS           EMPLOYEES           OR BASE                                   DATE
                          GRANTED (1)         IN FISCAL          PRICE (2)        EXPIRATION              VALUE (3)
     NAME                    (#)                YEAR             ($/SHARE)           DATE                 ($/SHARE)
Frank Stronach          1,000,000(4)            21.4                6.375       December 31, 2009           1.24
Mark Feldman              500,000(4)            10.7                6.375       December 31, 2009           1.11
Jerry D. Campbell       1,000,000(5)            21.4                4.875       December 31, 2009           0.16
Donald Amos               300,000(6)             6.4                 6.07       December 31, 2009           1.29
Graham J. Orr             300,000(4)             6.4                6.125       December 31, 2009           0.94
David Mitchell             25,000(4)             0.5                4.875       December 31, 2009           1.04
                           75,000(4)             1.6                6.125       December 31, 2009           0.94
Lonny Powell               25,000(7)             0.5                4.875       December 31, 2009           0.58
Gary M. Cohn               75,000(4)             1.6                 5.63       December 31, 2009           1.39

          (1) Options granted were options to acquire shares of Class A Subordinate Voting Stock.

          (2)    Market price on date of grant.

          (3)    Calculated using the Black Scholes pricing model.
Underlying assumptions used in the calculation include risk-free interest rates from 5.0 percent to 5.5 percent per annum, dividend yields of zero percent, volatility factors of the expected market price of 0.001 and expected lives from
2.58 to 4.50 years. MEC has elected to illustrate the potential realizable value using the Black Scholes pricing model as permitted by the rules of the Securities and Exchange Commission. This does not represent MEC's estimate or projection of future stock price or of the assumptions utilized; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Class A Subordinate Voting Stock.

          (4) Vested as to one-third of the securities underlying the options granted on the date of grant and an additional one-third on each of the first and second anniversaries of the date of grant.

          (5) The original grant of options to Mr. Campbell covered 1,000,000 shares, with an exercise price of $4.875 per share, vested as to one-fifth of the securities underlying the options granted on the date of grant and an additional one-fifth on each of the first four anniversaries of the date of grant. Pursuant to an Amended and Restated Non-Statutory Stock Option Agreement which was executed in connection with Mr. Campbell's resignation as President and Chief Executive Officer, the original options were cancelled and replaced by 333,333 options which were fully vested on August 7, 2000, at the then market price of $6.90 per share.

          (6) Vested as to one-quarter of the securities underlying the options granted on the date of grant, an additional one-quarter on the first anniversary of the date of grant, and the remaining one-half on the second anniversary of the date of grant.

          (7) Vested as to one-fifth of the securities underlying the options granted on the date of grant and an additional one-fifth on each of the first four anniversaries of the date of grant.


                         FISCAL YEAR END OPTION VALUES

                              NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED
                           OPTIONS AT FISCAL YEAR-END              OPTIONS AT FISCAL YEAR-
                                       (#)                                 END
                                                                          ($)(1)
        Name             Exercisable        Unexercisable       Exercisable      Unexercisable
Frank Stronach              333,333            666,667              Nil               Nil
Mark Feldman                166,666            333,334              Nil               Nil
Jerry D. Campbell           333,334                Nil              Nil               Nil
Donald Amos                  75,000            225,000              Nil               Nil
Graham J. Orr               100,000            200,000              Nil               Nil
David Mitchell               33,333                Nil              Nil               Nil
Lonny Powell                  8,333             16,667              Nil               Nil
Gary M. Cohn                 25,000             50,000              Nil               Nil


(1) The closing sale price of Class A Subordinate Voting Stock as reported on the Nasdaq National Market on December 31, 2000 was $4.75 per share. Value is calculated by multiplying (a) the difference between $4.75 and the option exercise price by (b) the number of shares of Class A Subordinate Voting Stock underlying the options.

         Employment Agreements and Termination of Employment Agreements

               MEC has entered into employment agreements with certain executive officers as described below:

               MEC has entered into an employment agreement with Mr. McAlpine which provides for a base salary of $410,000 per annum, a guaranteed annual bonus of $400,000 (to be superseded by a mutually agreeable profit-sharing arrangement to be established as of January 1, 2002), confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. McAlpine's contract also provides for the issuance of stock options to purchase 500,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $4.9375 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on February 19, 2001.

               MEC has entered into an employment agreement with Mr. Amos which provides for a base salary of $350,000 per annum, an annual bonus based on a percentage of pre-tax profits (with a guaranteed minimum of $350,000), a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Amos' contract also provides for the issuance of stock options to purchase 300,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.07 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on August 14, 2000.

               MEC has entered into an employment agreement with Mr. Orr which provides for a base salary of $350,000 per annum, an annual bonus based on a percentage of pre-tax profits (with a guaranteed minimum of $350,000), a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Orr's contract also provides for the issuance of stock options to purchase 300,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.125 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on October 10, 2000.

               MEC has entered into employment contracts with the other members of its senior management. These employment contracts generally provide for base salaries and annual bonuses (in some cases based on a specified percentage of MEC's pre-tax profits before profit sharing), confidentiality obligations and non-competition covenants. Each of these employment contracts provide that MEC may terminate the senior officer's employment by giving minimum advance written notice of termination or by paying a retiring allowance instead. With the approval of the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors, some of MEC's senior officers have received options to acquire shares of MEC's Class A Subordinate Voting Stock at the fair market value of the shares of such stock on the date of grant of the option.

               MEC's Corporate Constitution provides that, beginning with the fiscal year commencing January 1, 2004, the aggregate incentive bonuses (which may be paid in cash or deferred for payment in future years or which may be paid in Class A Subordinate Voting Stock) paid or payable to senior management in respect of any fiscal year shall not exceed 6% of MEC's pre-tax profits before profit sharing for that fiscal year.

               MEC is not required to make payments under any employment contract with its senior officers in the event of a change in control of MEC.

         Long-Term Incentive Plan

               MEC has adopted a long-term incentive plan, referred to as the "Long-Term Incentive Plan", the purposes of which are: (i) to align the interests of the Company's stockholders and the recipients of awards under the Long-Term Incentive Plan by giving recipients of awards an interest in MEC's growth and success; (ii) to enable the Company to attract and retain directors, officers, employees, consultants, independent contractors and agents; and (iii) to motivate these persons to act in the Company's long-term best interests and those of its stockholders. Under the Long-Term Incentive Plan, MEC may grant nonqualified stock options, incentive stock options, free standing stock appreciation rights, tandem stock appreciation rights, restricted stock, bonus stock and performance shares.

               The Long-Term Incentive Plan is administered by the Corporate Governance, Human Resources and Compensation Committee (the "Committee") of the Board of Directors, which consists of at least two outside directors. The members of the Committee serve at the pleasure of the Board of Directors.

Nonqualified Stock Options

               Each of the Company's outside directors was granted a nonqualified stock option to purchase 10,000 shares of Class A Subordinate Voting Stock immediately following such director's election to MEC's Board of Directors, and will be entitled to another such grant immediately following the completion of each five-year period of continuous service as a director. Such stock options will vest as to 20% of the shares of Class A Subordinate Voting Stock included in each such grant on the date of such grant, with an additional 20% of the shares vesting on the second, third, fourth and fifth anniversaries of such grant. On March 5, 2000, the Board approved stock options for each outside director to purchase 10,000 shares of Class A Subordinate Voting Stock at an exercise price of $4.875 per share pursuant to the provisions of the Long-Term Incentive Plan.

Incentive Stock Options

               Incentive stock options may be granted only to the Company's employees and employees of its subsidiaries. If the recipient of an incentive stock option owns more than ten percent of the voting power of all shares of MEC's common stock, the option will not be exercisable later than five years after its grant date and the exercise price of the option will not be less than the greater of (i) the price required by the Internal Revenue Code (currently 110% of the fair market value of MEC's Class A Subordinate Voting Stock on the option's grant date) and (ii) the price of the last traded board lot of shares of MEC's Class A Subordinate Voting Stock sold on The Toronto Stock Exchange prior to the date of grant of the option.

Bonus Stock and Restricted Stock Awards

               The Long-Term Incentive Plan permits the Committee to grant bonus stock awards, which are vested upon grant, and restricted stock awards which are subject to a restriction period. An award of restricted stock may be subject to performance measures during the restriction period. Unless the Committee decides otherwise, the holder of a restricted stock award will have rights as an MEC stockholder, including the right to vote and receive dividends with respect to the shares of restricted stock. Dividends, however, will be subject to the same restrictions that apply to the shares for which the dividend was paid.

Performance Share Awards

               The Long-Term Incentive Plan also permits the Committee to grant performance shares. Each performance share is a right, subject to the attainment of performance measures during a performance period, to receive one share of Class A Subordinate Voting Stock, which may be restricted stock, or the fair market value of the performance share in cash. Before a performance share award is settled in shares of Class A Subordinate Voting Stock, the holder of the award will have no rights as an MEC stockholder with respect to the shares of stock subject to the award. All the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance share award, or any cancellation or forfeiture of the performance share award upon the holder's termination of employment with MEC, whether by reason of disability, retirement, death or other termination, shall be contained in the award agreement.

Performance Goals. Under the Long-Term Incentive Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance objectives and criteria. These objectives and criteria may include one or more of the following: the attainment by a share of Class A Subordinate Voting Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of these criteria.


     Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require MEC's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Form 4 and 5 with the Securities and Exchange Commission.

              Based solely on its review of copies of such reports received or written representations from such executive officers, directors and ten percent stockholders, MEC believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during 2000.

     Comparative Stock Performance Graph



                     MEC Monthly Share Price vs Nasdaq 100
                                   Year 2000


                            [GRAPHIC APPEARS HERE]



                      CORPORATE GOVERNANCE, HUMAN RESOURCES

                        AND COMPENSATION COMMITTEE REPORT



               The Corporate Governance, Human Resources and Compensation Committee of the Board was formed on March 4, 2000. For a discussion of the composition and mandate of this Committee, see "THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD" above.

               MEC has adopted many of the organizational and operating policies and principles utilized by Magna International for many years, certain of which have been embodied in MEC's Corporate Constitution. MEC's Corporate Constitution balances the interests of shareholders, employees and management by specifically defining the rights of employees (including management) and investors to participate in MEC's profits and growth, and reflects certain operational and compensation philosophies which align employee (including management) and shareholder interests. These philosophies and MEC's Corporate Constitution assist in maintaining an entrepreneurial environment or culture at MEC. MEC wishes this entrepreneurial culture to flourish, and therefore intends to apply compensation philosophies which will enhance its ability to attract, retain and motivate skilled, entrepreneurial employees at all levels of the MEC organization, while assisting in the alignment of the interests of MEC's shareholders and employees.

               Many of MEC's executive officers (including most of the Named Executive Officers) receive a remuneration package consisting of a base salary and an annual incentive bonus based on direct profit participation.

               This Committee, in accordance with its mandate, is required to consider and apply, among other things, the historical operating philosophies and policies of the Company, including MEC's Corporate Constitution, direct profit participation and use of stock options and other stock rights granted under the Long-Term Incentive Plan, to align the interests of management and shareholders and to create shareholder value. This Committee, therefore, applies the following criteria in determining or reviewing recommendations for compensation for management, including where applicable, the executive officers of MEC:

       Base Salaries. Base salaries should not be customarily increased on an annual basis. As a result, fixed compensation costs are contained, with increased financial rewards coming principally from variable incentive compensation.

       Incentive Compensation. The amount of direct profit participation and, therefore, the amount of compensation "at risk," increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, incentive cash compensation should generally be reduced in cyclical or other down periods due to reduced profits. As a result, executive officers are encouraged to emphasize consistent profitability over the medium- to long-term to sustain stable levels of annual compensation.

       Under MEC's Corporate Constitution, beginning with the fiscal year commencing January 1, 2004, the aggregate incentive bonuses paid or payable to Corporate Management (which includes the Named Executive Officers) in respect of any fiscal year shall not exceed 6% of "Pre-Tax Profits Before Profit Sharing" (as defined in the Corporate Constitution) for such year.

       Long-Term Incentives. Upon the grant of options under the Long-Term Incentive Plan, extended vesting and exercise periods are sometimes used to encourage option recipients to remain as employees or senior officers over the long-term.

       Chief Executive Officer Compensation. From November 4, 1999 to March 1, 2000 and from December 11, 2000 through to the end of the year, Mr. Frank Stronach served as Chief Executive Officer of MEC on an interim basis without compensation (apart from his stock options previously granted). Mr. Jerry Campbell was President and Chief Executive Officer for approximately five months from March to August. His employment contract, which was entered into prior to the establishment of this Committee, provided for a relatively low base salary, an annual bonus equal to 2% of the pre-tax profits of MEC with no minimum guaranteed bonus, and a termination provision. It also provided for a discretionary bonus based on his progress with respect to certain enumerated guidelines related to the furtherance of MEC's corporate strategy and the realization of synergies related to MEC's corporate strategy. Mr. Campbell did not receive any discretionary bonus in respect of his services during fiscal year 2000. Mr. Mark Feldman was President and Chief

       Executive Officer for approximately four months from August 7, 2000 to December 11, 2000. His employment contract, which was reviewed and approved by this Committee, provided for a base salary, an annual bonus equal to 2% of the pre-tax profits of MEC, subject to a minimum guaranteed bonus, a termination provision and a one-time signing bonus. Mr. Feldman's pro-rated bonus was calculated and paid based on his guaranteed bonus amount, rather than the variable profit participation bonus.

       Written Employment Contracts. MEC uses written employment contracts extensively with its executive officers and members of management to reflect the terms of their employment, including compensation, severance, stock ownership (if applicable), confidentiality and non-competition arrangements.

       The annual, long-term and other compensation referred to in the Summary Compensation Table above for the Named Executive Officers reflect the compensation and benefits provided to them under their respective employment contracts.

MEC believes that its objectives for growth, financial returns and growth in shareholder value dictate that it offer meaningful financial rewards for its executive and senior officers which are contingent on the continued profitability of the Company.


Corporate Governance, Human Resources and Compensation Committee Members

William G. Davis (Chairman)
James Nicol
Gino Roncelli


                            AUDIT COMMITTEE REPORT

         The Audit Committee consists of three independent directors. The Audit Committee's duties and responsibilities are set forth in a written charter (the "Audit Committee Charter") adopted by the Board. The Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

         The Audit Committee has reviewed and discussed with management MEC's audited financial statements as of and for the fiscal year ended December 31, 2000.

         The Audit Committee has discussed with MEC's independent public accountants, Ernst & Young LLP (the "Independent Auditors"), the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Accounting Standards, as amended.

         The Audit Committee has received and reviewed the written disclosures and the letter from the Independent Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the Independent Auditors their independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in MEC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Audit Committee Members

J. Terrence Lanni (Chairman)
Peter M. George
Edward C. Lumley


                ITEM B--RATIFICATION OF APPOINTMENT OF AUDITORS
                          (Item B on the Proxy Form)

                The Audit Committee of the Board of Directors has recommended, and the Board of Directors has appointed, Ernst & Young LLP, certified public accountants, as auditors of MEC for the fiscal year ending December 31, 2001. During the fiscal year 2000, Ernst & Young LLP examined MEC's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

Fees billed to MEC by Ernst & Young LLP during Fiscal 2000

               Audit Fees. Audit fees billed to MEC by Ernst & Young LLP during the fiscal year ended December 31, 2000 for review of MEC's annual consolidated financial statements and those financial statements included in MEC's quarterly reports on Form 10-Q totaled $504,750. Other audit related fees billed to MEC by Ernst & Young LLP during the fiscal year ended December 31, 2000 totaled $241,619.

               Financial Information Systems Design and Implementation Fees. MEC did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

               All Other Fees. Fees billed to MEC by Ernst & Young LLP during the fiscal year ended December 31, 2000 for all other non-audit services rendered to MEC, including tax-related services, totaled $214,700.

Ratification of Appointment of Ernst & Young LLP as Auditors

               The appointment of Ernst & Young LLP as auditors of MEC will be ratified at the Annual Meeting if the number of votes cast in favor of ratification exceeds the number of votes cast opposing it.

               The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" ratification of Ernst & Young LLP as the auditors of MEC.

               In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting on May 11, 2001, and will be available to respond to appropriate questions and to make a statement should he or she desire to do so.

Vote Required

               The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for the ratification of the appointment of auditors.

               Magna International, as the holder of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares (other than those with respect to which it is otherwise obligated under the Voting and Exchange Agreement as described under "General Information - Holders of Exchangeable Shares") "FOR" the ratification of the appointment of auditors.

               The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of auditors.

                            ADDITIONAL INFORMATION

Other Action at the Meeting

         The Board of Directors is not aware of any other matter to be presented for action at this meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy form will be voted in accordance with the judgment of the persons named on the proxy form.

Cost of Solicitation

         MEC will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and other members of MEC may solicit proxies personally or by telephone or other means of communication. MEC will also reimburse its transfer agent for expenses in connection with the distribution of proxy material and brokers and other persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals.

Stockholder Proposals for 2002 Annual Meeting

         Stockholders may submit proposals on matters appropriate for stockholder action at MEC's annual meetings consistent with regulations adopted by the Securities and Exchange Commission and MEC's bylaws. Proposals intended for inclusion in the proxy statement for the 2002 Annual Meeting must be received by MEC not later than December 6, 2001. Proposals should be directed to the attention of the Corporate Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario L4G 7K1.

2000 Annual Report on Form 10-K

                  A copy of MEC's Annual Report on Form 10-K may be obtained, without charge, by addressing a request to the Corporate Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario L4G 7K1.



                  Stockholders are urged to send in their proxies without delay.


                                  By Order of the Board of Directors



                                  /s/ Gary M. Cohn

                                  Gary M. Cohn
                                  Vice President, Special Projects and Secretary

April 5, 2001

                      EXHIBIT A--AUDIT COMMITTEE CHARTER


Audit Committee Charter
-----------------------

WHEREAS:

A.   The Corporation is required by applicable law to have an Audit Committee;
     and

B. the Board of Directors of the Corporation (the "Board") wishes to create an Audit Committee (the "Committee"), establish the responsibilities of the Committee relating to audit related matters and delegate certain powers to the Committee with respect to such matters.

RESOLVED THAT:

1. The Committee shall be composed of not less than three (3) nor more than five (5) members who shall be financially literate and at least one of whom shall have accounting or related financial management experience. Each of such members shall meet the independence standards required by the rules of the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc. ("NASDAQ") which are in effect from time to time. The Board shall annually appoint the members of the Committee and appoint a Chairman from amongst those appointed, to hold office until the next annual meeting of shareholders of the Corporation. The members of the Committee shall serve at the pleasure of the Board and vacancies occurring from time to time shall be filled by the Board.

2. A majority of the members of the Committee shall constitute a quorum and all actions of the Committee shall be taken by a majority of the members present at the meeting.

3. Meetings of the Committee shall be called by the Chairman of the Committee, and may be called by any member of the Committee, by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or the principal accounting officer of the Corporation or by the Auditor of the Corporation.

4. The Secretary of the Corporation shall act as Secretary of the Committee and shall provide the Auditor, the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the principal accounting officer of the Corporation and each member of the Committee with notice of each meeting of the Committee and each shall be entitled to attend each meeting.

5. The Committee shall meet with Executive Management and the Auditor of the Corporation within:

     (a) forty-five (45) days following the end of each of the first three fiscal quarters of the Corporation, but in any event prior to the release of the financial results for each such quarter, to review and discuss the financial results of the Corporation for the preceding fiscal quarter and report upon such results to the Board; and

     (b) within ninety (90) days following the fiscal year-end of the Corporation, but in any event prior to the release of the financial results for the fiscal year, to review and discuss the financial statements of the Corporation for the preceding fiscal year and report thereon to the Board and the shareholders as required by applicable law.

6. With respect to audit related matters and in addition to the duties and obligations of the Committee under applicable law, the Committee may examine and consider such other matters in relation to the internal and external audit of the Corporation's accounts and in relation to the financial affairs of the Corporation as the Committee may deem necessary or desirable including, without limitation, the following:

     (a) examine and approve the objectives and general scope of the audit, including the overall audit plan, the proposed timing and completion dates together with the estimated audit fees, and review the audit plan with the Auditor;

     (b) satisfy itself that management has established and is maintaining an adequate system of internal controls, meet with and review significant reports of the internal auditors and external Auditor relating to such internal controls and the administrative efficiencies in the financial reporting process, and review the appointment of the senior internal auditing executives, the scope of the internal audit department's work plan and the staffing of the internal audit department;

     (c) review the selection, application and significant amendment by the Corporation of accounting principles and practices and related judgments to ensure that they are appropriate and consistent with the Corporation's needs and applicable requirements, and review and discuss the same with the Auditor;

     (d) monitor, examine and assess, on behalf of the Board, any potential illegal, improper or fraudulent behaviour which may have a negative effect on the integrity or reputation of the Corporation, review the findings of any regulatory agencies in relation to the financial affairs of the Corporation, and monitor compliance with the Corporation's Code of Conduct which may be in effect from time to time;

     (e) if satisfied following its review and discussion of the annual audited financial statements with management and the Auditor, to recommend to the Board the inclusion of such audited financial statements in the Corporation's Form 10-K.

     (f) satisfy itself that where there are significant unsettled issues that do not affect the audited financial statements (e.g. disagreements regarding correction of internal control weaknesses or the application of accounting principles to proposed transactions), that there is an agreed course of action leading to the resolution of these matters;

     (g) ensure that there are adequate procedures for the review of interim financial statements, including timely review by the Auditor, and other financial information prior to their distribution to the shareholders of the Corporation;

     (h) satisfy itself generally that there is a good working relationship between management and the Auditor and monitor, examine and assess any material differences of opinion between them;

     (i) evaluate and make recommendations to the Board as to the appointment or re-appointment of the Auditor and review the Auditor's independence, including the receipt at least annually of a disclosure report from the Auditor regarding the Auditor's independence as required by Independence Standards Board Standard No. 1;

     (j) approve the Auditor's actual fees for each fiscal year and review the performance of the Auditor in carrying out its mandate;

     (k) assess with management the Corporation's major risk exposures and the Corporation's actions to monitor and control such exposures;

     (l) review and assess the Audit Committee Charter annually and make recommendations to the Board for such changes to the Charter as the Audit Committee shall consider necessary or desirable;

     (m) discuss with the Auditor the matters required to be discussed by the Statement of Auditing Standards No. 61, 89 and 90 relating to the conduct of the audit;

     (n) prepare the Audit Committee report as and when required by the rules of the SEC to be included in the Company's annual proxy statement; and

     (o) perform such other functions as requested or delegated by the Board from time to time.

7. For the purpose of performing their audit related duties, the members of the Committee shall have full access to and the right to inspect all books, records and facilities of the Corporation and shall be permitted to discuss such books, records and facilities and any other matters relating to the financial position of the Corporation with the employees, officers and the Auditor of the Corporation.

8. The Committee may retain outside financial, legal and other experts at the expense of the Corporation where reasonably required to carry out the Committee's responsibilities.

9. Notwithstanding the foregoing and subject to applicable law, the Committee shall not be responsible to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles as these are the responsibility of management and the Auditor. The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report thereon to the Board.